JOINT FILING UNDERTAKING

The undersigned, being authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13G to evidence the agreement of the below-named parties, in accordance with rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule, as it may be amended, jointly on behalf of each of such parties.

DATED:  January 27, 2004.

HAMBRECHT & QUIST CALIFORNIA



By:________________________________
     Steven N. Machtinger
        General Counsel and Secretary

H&Q YOU TOOLS INVESTMENT
HOLDING, L.P.



By:________________________________
     Jackie A. Berterretche
        Attorney-in-Fact

HAMBRECHT & QUIST EMPLOYEE VENTURE
FUND, L.P. II



By:________________________________
     David Golden
     Manager of its General Partner

H&Q YOU TOOLS INVESTMENT
MANAGEMENT, LLC



By:________________________________
     Jackie A. Berterretche
     Attorey-in-Fact

H&Q VENTURE MANAGEMENT, L.L.C.



By:________________________________
     David Golden
     Manager